MEMORANDUM OF UNDERSTANDING REGARDING
                           FORM OF LICENSE AGREEMENT

         This Memorandum of Understanding ("MOU") is made and entered into effective the 30 day of November, 1995 by and between Strathmore Bagels Franchise Corp. ("Licensor") and Host International, Inc. ("Operator").

                                   RECITALS:


         WHEREAS, Licensor represents that it has the right and authority to license the use of the name STRATHMORE BAGELS AND DELI, and other trademarks, service marks, copyrights, interior and exterior building designs and specifications ("Marks"); and

         WHEREAS, Operator is in the business of conducting food and beverage and merchandise concessions at domestic and international airports, tollroads, stadiums & arenas, and off-airport locations (the "Locations"); and

         WHEREAS, Licensor has authorized Operator to develop a number of retail stores ("Stores") operating under the Marks; and

         WHEREAS, Licensor and Operator now desire to enter into individual Strathmore Bagel and Deli license agreements (the "License Agreements") for existing and prospective Locations (the term "Location" referring to the entire airport or travel plaza or stadium or hotel, while the term "Store refers to the individual site at the Location where the Operator conducts the licensed "Strathmore Bagel and Deli" facility); and

         WHEREAS, Licensor and Operator further desire to enter into this MOU regarding the licensing of the Marks to Operator pursuant to the form of license agreement attached hereto as TAB I, and by this reference incorporated herein (the "Form Agreement").

         NOW, THEREFORE, in consideration of the mutual promises and covenants set forth in this Form Agreement and for other good and valuable consideration, the parties hereby contract as follows:

         1. Form Agreement. Licensor and Operator hereby agree that the Form Agreement, attached hereto as TAB I shall be entered into between Licensor and Operator applicable to all existing Stores (including, but not limited to Stores at John F. Kennedy International Airport, Newark International Airport, and one location at Resorts Internatioal Hotel, Atlantic City, New Jersey), as well as any future Stores developed by Operator at any Location during the term of this MOU. Notwithstanding the foregoing, the parties acknowledge that the Form Agreement shall be modified for the Atlantic City Resorts Location.

2. Exclusivity.

                  a. Operator and Licensor hereby agree that Licensor is an authorized member of Operator's portfolio of approved branded products for use in its concession operations, including but not limited to existing and prospective Locations. Each Store will be approved by Operator individually, and shall be documented by a License Agreement as shown in the Form Agreement in TAB I. In the event that Licensor ceases to meet Operator's on-going review, Operator will notify Licensor in writing that Operator is no longer included within Operator's portfolio of brands. The inclusion of Licensor in Operator's portfolio of brands shall permit Operator to list Licensor in any of Operator's proposals for food and beverage concessions at any Location in domestic and international airports, tollroads, stadiums or arena; Licensor's consent shall be required for Operator to list Licensor in its portfolio of brands for use at any other Location.

                  b. The parties hereby further agree and acknolwedge that:

                           (i) there shall be no exclusive rights granted to
                  Operator by Licensor, except as provided in Subsection 2(c);
                  and

                           (ii) there shall be no exclusive rights granted to
                  Licensor by Operator, except as provided in Subsection 2(d).

                  c. Licensor hereby agrees to the following limited exclusivity granted to Operator:

                           (i) Licensor hereby agrees that Licensor shall not
                  itself develop, or allow any party other than Operator (or, at Operator's sole discretion, a subsidiary or affiliate of Operator), to develop, a licensed or franchised or company-owned bagel operation in the Atlantic City area.

                           (ii) Licensor shall not itself develop, or allow any
                  party other than Operator (or, at Operator's sole discretion, a subsidiary or affiliate of Operator), to develop a licensed or franchised or company-owned bagel operation at any Location where Licensor has a current license agreement with Operator; and

                           (iii) Licensor shall not itself or through any third
                  party bid for any lease, concession agreement or permit rights at any Location where Licensor has agreed to become part of Operator's bid or proposal for such lease, concession agreement or permit rights.

                  d. Operator hereby agrees that in return for the exclusive rights granted to Operator pursuant to Subsection 2(b)(i), Operator agrees that it shall not operate a nationally or regionally franchised branded bagel concept at any Location in Atlantic City, unless (i) such franchised location is acquired by Operator through merger or acquisition of the assets or stock of a third party, where such Atlantic City branded concept represents less than ten percent (10%) of the assets or stock so acquired; or (ii) Licensor has failed to execute a Form Agreement for such Atlantic City Location; or (iii) Licensor is otherwise incapable of permitting Operator to be licensed a Store in Atlantic City; or (iv) all of Operator's licensed Locations in Atlantic City are closed.


         3. Term. The term of this MOU shall commence effective as of the date first above written and shall terminate on November 30, 2005. The Form Agreements shall continue in full force and effect for their individual terms notwithstanding any termination of this MOU.

         4. Other Terms. Notwithstanding any other provision of this MOU, or any provision of the Form Agreement, the parties agree that:

                  a. Operator and its subsidiaries and affiliates are experienced operators of food and beverage concessions, and Operator is the holder of numerous competing franchises (e.g. Pizza Hut and Sbarro's). Licensor acknowledges and agrees that Operator shall not be prohibited from developing its own bagel or deli concept or from having an interest in, or acquiring an interest in a bagel or deli concept;

                  b. Nothing contained in this MOU or the Form Agreement shall be construed as prohibiting Operator from operating branded bagel or deli concepts of third parties; or from producing or operating its own branded or unbranded bagel and/or deli concepts. Licensor expressly agrees that Operator shall not be prohibited from developing its own bagel or deli concept or from acquiring an interest in, subcontracting, or managing a bagel or deli concept.

                  c. At Operator's option, Operator may designate a minority business enterprise ("MBE") to operate a location, and in such event, Licensor shall take all steps necessary to assure that such MBE is provided a form Strathmore Bagel License Agreement, as attached hereto. In the alternative, Operator any such License Agreement to any of Operators MBE subtenants.

                  d. Notwithstanding any other provision of this MOU or the Form S Agreement attached hereto as TAB I, Host shall be entitled to control the menu offerings and hour of operation at any location.

                  e. The Form Agreement shall provide that Operator's cost of purchasing product shall be $2.05 per dozed bagels, with a royalty of three percent (3%) on certain products.

                  f. Licensor shall continue to maintain standards at least as high as those in effect as of the date this MOU is executed.

                  g. There shall be no press releases without the mutual agreement of the parties.

         5. Entire Agreement. This MOU, and the Form Agreement attached hereto as TAB I, constitute the entire agreement between the parties, superseding the Test Agreement and all written and oral agreements between the parties.

         IN WITNESS WHEREOF, the parties hereto have executed this Form Agreement the day and year first above written.


                                      STRATHMORE BAGELS FRANCHISE CORP.

Attest: /s/ Harold L. Kestenbaum      By: /s/ Jack Freedman
                                      Title: VP


                                      HOST INTERNATIONAL, INC.

Attest: /s/ Douglas B. Warren         By: /s/ C. D. Sharpe
                                      Title: V.P.



                                  EXHIBIT B-1
              LIST OF PROPRIETARY ITEMS ON WHICH HOST PAY ROYALTY
                      [FOR STORES OPENED PRIOR TO 12/1/95]

Following is the list of proprietary products on which Operator must pay royalty for existing units as of December 1, 1995 [i.e. Kennedy (5), Newark (2), Joyce Kilmer (1), Hartford (2), Raleigh Durham (2), Detroit (1), New Jersey Turnpike Display Cases Only (9), Atlantic City (1)]:

         I.       Prior to 12/1/95:

                  Royality of 2% to be paid on the following menu items for all existing Strathmore units -

                           Bagel, Plain
                           Bagel, Butter
                           Bagel, Cream Cheese (any variety)
                           Bagel, Dozen
                           Bagel Sandwich (any combination of deli meats, cheese, wet salads, condiments produced on a bagel)

                  NOTE: No royalty on sandwiches which are not made from a bagel; no royalty on other items.


         II.      Effective 12/1/95:

                  Royalty of 3% to be paid on the following menu items for all existing Strathmore units -

                           Bagel, Plain
                           Bagel, Butter
                           Bagel, Cream Cheese (any variety)
                           Bagel, Dozen
                           Bagel Sandwich (any combination of deli meats, cheese, wet salads, condiments produced on a bagel)

                  NOTE: No royalty on sandwiches which are not made from a bagel; nor royalty on other items.



                                  EXHIBIT B-2
              LIST OF PROPRIETARY ITEMS ON WHICH HOST PAY ROYALTY
                       [FOR STORES OPENED AFTER 12/1/95]


Following is the list of proprietary products on which Operator must pay royalty for units other than existing units as of December 1, 1995 [i.e. other than Kennedy (5), Newark (2), Joyce Kilmer (1), Hartford (2), Raleigh Durham (2), Detroit (1), New Jersey Turnpike Display Cases Only (9), Atlantic City (1)]:

         Royalty of 3% to be paid on the following menu items for all units developed after 12/1/95.

                           Bagel, Plain

                           Bagel, Butter

                           Bagel, Cream Cheese (any variety)

                           Bagel, Dozen

                           Bagel Sandwich (any combination of deli meats, cheese, wet salads, condiments produced on a bagel)

                           Sandwich (any combination of deli meats, cheese, wet salads, condiments produced on any combination of bread varieties)

                           Wet Salads (any combination of wet salads served either on a bread or atop a salad)

         NOTE 1: No royalty paid on other items

         NOTE 2: The term "WET SALAD" includes items such as tuna salad, chicken salad; however, it excludes items such as garden greens, spinach salad, etc....


                                   EXHIBIT C

STRATHMORE BAGELS & DELI                          EQUIPMENT & SIGNAGE LIST

ITEM DESCRIPTION                                            COST

EQUIPMENT

4 ft. Artica - Deli case (or)                            $5,000.00
6 ft. Artica - Deli case                                 $7,000.00
Bain Marie - single unit (or)                            $  900.00
Bain Marie - double unit                                 $1,500.00
Refrigerator - single door reach-in (or)                 $1,400.00
Refrigerator - double door reach-in                      $2,000.00
Freezer - single door reach-in                           $1,400.00
Freezer - double door reach-in                           $2,000.00
Microwave                                                $  300.00
* Ice Machine                                            $1,500.00
Convection oven - 1/2 size (or)                          $1,800.00
Convection oven - full size                              $3,500.00
Coffee Brewer/grinder                                    $  800.00
4 ft. Bagel case (or)                                    $  500.00
6 ft. Bagel case                                         $  800.00
Slicer                                                   $  800.00
Toaster                                                  $  800.00

Smallwares (total)                                       $1,700.00

Signage - P.O.P.

Menu Board                                               $2,000.00
Sign - Individually lite channel letters                 $6,000.00
Neon - Strathmore logo                                   $1,500.00
Sign - back lite (Strathmore logo)                       $1,000.00
Stanchions                                               $12.00 ea.
Duratrans                                                $20.00 ea.

* Not included in locations that have an existing ice machine.